Exhibit 99.1

            VIASYS Healthcare Inc. Reports Fourth Quarter
                      and Full Year 2006 Results

    CONSHOHOCKEN, Pa.--(BUSINESS WIRE)--Feb. 22, 2007--VIASYS
Healthcare Inc. (NYSE: VAS), a leading healthcare technology company, today reported results for the quarter ended December 30, 2006. All information is from continuing operations and inclusive of the results of all acquisitions unless otherwise indicated.



Fourth Quarter Results
                                     Three Months Three Months
                                         Ended        Ended
                                     December 30, December 31,    %
                                         2006         2005     Change
                                     ------------ ------------ -------
Diluted EPS from Continuing
 Operations                                $0.35        $0.36
Add Back: Special Items per share(1)        0.14         0.03
                                     ------------ ------------
Subtotal                                   $0.49        $0.39
Add Back: Stock Compensation Expense
 per share(1)                               0.04            -
                                     ------------ ------------ -------
Adjusted Diluted EPS from Continuing
 Operations                                $0.53        $0.39    35.9%
                                     ============ ============ =======


    Revenues for the fourth quarter of 2006 increased to $184.1 million compared to $155.2 million in the comparable quarter last year. Excluding the impact of stock compensation expense and special items(1), operating income increased to $28.2 million compared to $20.6 million in the same period last year, and income from continuing operations after taxes increased to $17.7 million, or $.53 per diluted share, compared to $12.7 million, or $.39 per diluted share, for the same period last year. Foreign currency translation had a positive impact of 2.2% on revenues for the quarter.

    Including the impact of stock compensation and special items(1), operating income was $20.7 million compared to $19.1 million in the same period last year, and income from continuing operations after taxes was $11.8 million, or $.35 per diluted share, compared to $11.7 million, or $.36 per diluted share, for the same period last year.



Full Year Results
                                   Twelve Months Twelve Months
                                       Ended         Ended
                                   December 30,  December 31,     %
                                        2006          2005     Change
                                   ------------- ------------- -------
Diluted EPS from Continuing
 Operations                               $0.87        $(0.33)
Add Back: Special Items per
 share(1)                                  0.28          1.31
                                   ------------- -------------
Subtotal                                  $1.15         $0.98
Add Back: Stock Compensation
 Expense per share(1)                      0.17             -
                                   ------------- ------------- -------
Adjusted Diluted EPS from
 Continuing Operations                    $1.32         $0.98    34.7%
                                   ============= ============= =======


    Revenues for full year 2006 increased to $610.4 million compared to $510.0 million in the comparable period last year. Excluding the impact of stock compensation expense and special items(1), operating income increased to $71.3 million compared to $49.1 million in the same period last year, and income from continuing operations after taxes increased to $43.9 million, or $1.32 per diluted share, compared to $30.7 million, or $.98 per diluted share, for the same period last year. Foreign currency translation did not have a material impact on revenues for the full year ended December 30, 2006.

    Including the impact of stock compensation and special items(1), operating income was $51.8 million compared to $4.8 million in the same period last year, and income from continuing operations after taxes was $29.0 million, or $.87 per diluted share, compared to a loss of $10.3 million, or a loss of $.33 per diluted share, for the same period last year.

    Chairman, President and CEO Comments

    Randy Thurman, Chairman, President and CEO, commented on VIASYS' performance:

    "The strong fourth quarter and full year results reflect the overall strength of our global portfolio of businesses, highlighted by full year core product revenue growth of 11% and full year overall revenue growth of 20%. Our growth was led by the outstanding performance of our respiratory and clinical services businesses and the significant increase in the profitability of NeuroCare as well as our effective acquisition and integration strategy. Looking forward, we will continue to make investments that will strengthen our product portfolio, expand our global presence and support future growth.

    "Respiratory Care was the key contributor to our worldwide revenue growth with core product revenue increasing 18% and total revenue growing 30% for the year. The segment's exceptional results reflect the strength of our critical care and respiratory diagnostic sales to the traditional hospital segment as well as the successful integration of acquisitions. We also benefited from sales of our portable mechanical ventilators to State Departments of Health in connection with Homeland Security initiatives. We expect sales of these ventilators to continue to be strong due to the standard of care characteristics of the product. In addition, our clinical services business experienced significant growth with a near doubling of revenue and operating income over the prior year.

    "NeuroCare delivered substantially increased profitability with operating income increasing over 400%. As a result, operating margin was 7% for the year as compared to 1% in 2005. The increased profitability resulted from expense reductions and operational improvements. Additionally, we are very enthusiastic about our new products including the expected 2007 launch of the digital transcranial doppler technology used in acute brain care. Going forward, we will continue to focus on profitability and higher revenue growth.

    "Also contributing to our overall revenue growth were MedSystems and Orthopedics. MedSystems revenue grew 6.5% and operating income grew 10.4 % for the full year. We continue to have high expectations for CORTRAK(R) and NAVIGATOR(R) as our strategy remains focused on our access systems. Orthopedics revenue was slightly above last year despite the market slowdown. The long-term outlook for orthopedics remains strong with the potential for increased demand as early as the second half of 2007.

    "Several other components of our revenue warrant comment. Recurring revenues from medical disposables and service now exceed 30% of our sales and are projected to continue growing as the worldwide installed base of VIASYS products increases. Additionally, international revenues increased 17% over the prior year. This growth was highlighted by our recent investments in the Asia Pacific and Middle Eastern regions, which we believe offer significant potential, as well as the introduction of recently acquired products into our international channels.

    "In the last two years, we have completed eight acquisitions, including our most recent acquisitions of Tiara Medical and Hoffman Laboratories LLC ("Hoffman"), two sleep therapeutic companies. We will proceed with the integration of these eight acquisitions into our existing businesses and, as a result, we expect to incur a charge related to a global strategic restructuring in 2007, largely associated with the consolidation of certain locations. It is anticipated that this charge will be between $13 and $16 million. We expect to see some of the benefit of these actions in 2007, with the majority coming in 2008 and recurring annually thereafter. We expect the cash outlay associated with this charge to be in the range of $4 to $7 million including the benefit of related asset divestitures.

    "In reviewing the year, VIASYS' overall competitive position remains strong as we continue as a leader in a number of segments of the medical technology industry. We believe that the global dynamics in each of our businesses will remain positive well into the future. We expect our business segments to benefit from the projected increase in therapeutic and diagnostic treatments in the fields of respiratory, neurological and orthopedic healthcare. In addition, many international markets are under-penetrated, offering a great deal of growth potential for years to come. We believe that VIASYS is well positioned to bring our products and services to the global market and to deliver on our mission of improving the quality of human life worldwide."

    Thurman concluded, "Based on our 2006 results and our outlook for 2007, we are reaffirming our previously announced 2007 guidance of 8 to 10% revenue growth and 12 to 15% earnings growth, or $1.29 to $1.33 earnings per diluted share, prior to any acquisitions or restructuring charges. Realizing the benefits from our other investments and the restructuring, we anticipate that 2008 earnings growth will accelerate to 20 to 25% over 2007."

    Segment Highlights - Fourth Quarter

    Respiratory Care

    Revenues increased 31.2% to $131.0 million in the fourth quarter of 2006 compared to the fourth quarter of 2005. The quarter benefited from strong sales of the LTV1200 portable mechanical ventilators and our legacy ventilators as well as increased revenue from our Clinical Services and Customer Care businesses. Also contributing to this increase were the sales of sleep therapy products which largely resulted from our recent acquisitions. Partially offsetting the increase is the absence in 2006 of a payment similar to the $4.5 million milestone payment received from INO Therapeutics, LLC in the fourth quarter of 2005.

    Operating income increased to $20.0 million in the fourth quarter 2006 from $16.4 million in the comparable period last year. This increase was due to the higher overall sales offset by the absence of the INO milestone payment and increased expenses due to higher incentive compensation, our recent acquisitions and an in-process research and development charge related to the acquisition of Hoffman.

    NeuroCare

    Revenues increased to $35.2 million in the fourth quarter of 2006 compared to $34.8 million in the fourth quarter of 2005. Sales of vascular and audio products continue to be strong, supplemented by increased revenue from the Customer Care business. These increases were partially offset by lower consumable revenues due to a change from direct to distributor sales in select countries subsequent to the Oxford acquisition in 2005. Distributors receive discounted pricing to fund local marketing and sales efforts.

    Operating income increased 70.7% to $3.2 million in the fourth quarter of 2006 compared to $1.9 million in the same period last year. This increase was largely attributable to cost reduction initiatives and the restructuring that was implemented during the third quarter. These savings were partially offset by the additional costs associated with the third quarter acquisition of the digital transcranial doppler technology from BioBeat.

    MedSystems

    Revenues were $9.2 million in the fourth quarter of 2006 and 2005. The results were mainly due to higher sales of enteral delivery products and in particular our CORTRAK(R) and NAVIGATOR(R) access systems, which were offset by certain other product lines, largely relating to the timing of orders.

    Operating income was $2.1 million in the fourth quarter of 2006 compared to $1.9 million in the fourth quarter of 2005. The increased operating income resulted from planned operating expense reductions.

    Orthopedics

    Revenues declined 23.6% to $8.7 million in the fourth quarter of 2006 compared to the fourth quarter of 2005. This decrease was primarily due to the continued weakness in demand for orthopedic implants as well as pricing pressures from OEM customers.

    Operating income was $0.3 million in the fourth quarter of 2006 compared to $1.9 million in the comparable period last year. The impact of the lower sales volume was compounded by the impact on gross margin of the pricing pressures partially offset by reduced operating expenses.

    Corporate

    Corporate expenses increased by $2.1 million in the fourth quarter of 2006 over the comparable quarter of 2005 primarily due to stock-based compensation expense recorded in the current period.

    Conference Call

    VIASYS Healthcare Inc. will host an earnings release conference call on Thursday, February 22, 2007, at 5:00 PM Eastern Time. The call will be simultaneously webcast on the investor information page of our website, www.viasyshealthcare.com. The call will be archived on our website and will also be available for two weeks via phone at 877-519-4471, access code 8321013.

    VIASYS Healthcare Inc. is a global, research-based medical technology company focused on respiratory, neurology, medical disposable and orthopedic products. VIASYS products are marketed under well-recognized trademarks, including, among others, AVEA(R), BEAR(R), BIRD(R), CORFLO(R), CORPAK(R), CORTRAK(R), EME(R), GRASON-STADLER(R), JAEGER(TM), LYRA(R), MEDELEC(R), MICROGAS(R), NAVIGATOR(R), NICOLET(R), NicoletOne(TM), PULMONETIC(TM), SENSORMEDICS(R), TECA(R), TECOMET(TM), VELA(R) and VMAX(R). VIASYS is headquartered in Conshohocken, PA, and its businesses are conducted through its Respiratory Care, NeuroCare, MedSystems and Orthopedics business units. More information can be found at http://www.viasyshealthcare.com.

    This press release includes certain forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the performance of our recent acquisitions, their affect on earnings and whether they will contribute to higher rates of revenue and earnings growth in the future, our ability to achieve our stated goals, the outlook for our businesses, the expectations regarding the restructuring charges relating to our acquisitions, our expectations for new product introductions, our ability to create stockholder value, our belief regarding the performance of our core businesses, our 2007 and 2008 earnings guidance, our prospects for continued growth, our expectations regarding homeland security sales, our expectation that our businesses will benefit from increases in therapeutic and diagnostic treatments in our business, our ability to successfully execute on our business strategies, our confidence in the Company's future, our ability to continue to gain market share in our strategic products, our ability to continue to make strategic and accretive acquisitions and our ability to compete in the sleep therapy market. These statements may be identified by words such as "expect," "anticipate," "estimate," "project," "intend," "plan," "believe," and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, the integration of our recent acquisitions, the continued implementation of the company's restructuring plans, the restructuring of our international organization, the headcount reductions in our Neurocare business, the timing of pharmaceutical trials by third parties, sales and marketing initiatives, our ability to attract and retain talented sales personnel, the commercialization of new products, the effectiveness of the co-location of the former Critical Care and Respiratory Technologies business segments, market factors, the continued growth in the sleep therapy market, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of certain of the industries in which we operate, acceptance of our new products and services, patent protection and litigation, a successful mergers and acquisitions strategy, the ability to locate and acquire companies, businesses and products that are strategic to the Company and accretive to earnings, and the market for mergers and acquisitions. For further details and a discussion of these and other risks and uncertainties, please see our Annual Report on Form 10-K for the year ended December 31, 2005, which is on file with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

    (1) Stock Compensation and Special items - In accordance with Regulation G of the Securities and Exchange Commission, the table set forth below reconciles certain financial measures used in this press release that were not calculated in accordance with generally accepted accounting principles, or GAAP, with the most directly comparable financial measure calculated in accordance with GAAP.



            Reconciliation of Non-GAAP Financial Measures
               (In Thousands, Except Per Share Amounts)

                                      Three Months Three Months
                                          Ended        Ended
                                      December 30, December 31,
                                          2006         2005     Change
                                      ------------ ------------ ------
Operating Income from Continuing
 Operations                           $    20,717   $   19,066
Acquisition Related Costs (a)               1,509          689
Restructuring Charges                       1,144          808
Acquired in-process research and
 development (b)                            3,050            -
Stock Compensation Expense (c)              1,802            -
                                      ------------ ------------
Adjusted Operating Income from
 Continuing Operations                $    28,222   $   20,563   37.2%
                                      ============ ============

Income from Continuing Operations     $    11,767   $   11,706
Acquisition Related Costs (net of
 income taxes of $(528) and $(245)
 (a))                                         981          444
Restructuring Charges (net of income
 taxes of $(400) and $(288))                  744          520
Acquired in-process research and
 development (b)                            3,050            -
Stock Compensation Expense (net of
 income taxes of $(609) (c))                1,193            -
                                      ------------ ------------
Adjusted Income from Continuing
 Operations                           $    17,735   $   12,670   40.0%
                                      ============ ============

Diluted Earnings per Share from
 Continuing Operations                $       .35   $      .36
Acquisition Related Costs per Share
 (a)                                          .03          .01
Restructuring Charges per Share               .02          .02
Acquired in-process research and
 development per share (b)                    .09            -
Stock Compensation Expenses per Share
 (c)                                          .04            -
                                      ------------ ------------
Adjusted Earnings per Share from
 Continuing Operations                $       .53   $      .39
                                      ============ ============


    (a) The fourth quarter of 2006, the Company incurred $1.5 million of expenses to integrate companies acquired in 2005 and 2006. The fourth quarter of 2005 was negatively impacted by $0.7 million of expenses to integrate the acquired companies, as required by generally accepted accounting principles.

    (b) In the fourth quarter of 2006, the Company recorded a charge of $3.1 million to write-off in-process research and development expenses in conjunction with our acquisitions, as required under generally accepted accounting principles.

    (c) Effective January 1, 2006, we adopted the new accounting pronouncement FAS123R, "Share Based Payments." In the fourth quarter of 2006 we recorded $1.8 million of expense for stock compensation made to employees, including charges resulting from the adoption of FAS123R. This charge was not required to be recorded in the comparable period of the prior year.



            Reconciliation of Non-GAAP Financial Measures
               (In Thousands, Except Per Share Amounts)

                                    Twelve Months Twelve Months
                                        Ended         Ended
                                    December 30,  December 31,
                                         2006          2005     Change
                                    ------------- ------------- ------
Operating Income from Continuing
 Operations                          $    51,751   $     4,759
Acquisition Related Costs (a)              1,970         4,838
Restructuring Charges                      2,568         4,573
Acquired in-process research and
 development (b)                           5,999        34,909
Fees related to terminated
 transaction                                 440             -
Stock Compensation Expense (c)             8,581             -
                                    ------------- -------------
Adjusted Operating Income from
 Continuing Operations               $    71,309   $    49,079   45.3%
                                    ============= =============

Income from Continuing Operations    $    28,990   $   (10,305)
Acquisition Related Costs (net of
 income taxes of $(698) and $(1,718)
 (a))                                      1,272         3,120
Restructuring Charges (net of income
 taxes of $(925) and $(1,624))             1,643         2,949
Acquired in-process research and
 development (b)                           5,999        34,909
Fees related to terminated
 transaction (net of income taxes of
 $(158))                                     282             -
Stock Compensation Expense (net of
 income taxes of $(2,900) (c))             5,681             -
                                    ------------- -------------
Adjusted Income from Continuing
 Operations                          $    43,867   $    30,673   43.0%
                                    ============= =============

Diluted Earnings per Share from
 Continuing Operations               $       .87   $      (.33)
Acquisition Related Costs per Share
 (a)                                         .04           .10
Restructuring Charges per Share              .05           .10
Acquired in-process research and
 development per share (b)                   .18          1.11
Fees related to terminated
 transaction per share                       .01             -
Stock Compensation Expenses per
 Share (c)                                   .17             -
                                    ------------- -------------
Adjusted Earnings per Share from
 Continuing Operations               $      1.32   $       .98
                                    ============= =============


    (a) 2006 was negatively impacted by $0.1 million from stepping-up acquired inventory, as required by generally accepted accounting principles. In addition, the Company incurred $1.9 million of expenses to integrate the acquired companies. The prior year period was negatively impacted by $3.2 million from stepping-up acquired inventory, as required by generally accepted accounting principles. In addition, the Company incurred $1.6 million of expenses to integrate the acquired companies.

    (b) The Company recorded a charge of $6.0 million and $34.9 million for the twelve month periods ending December 30, 2006 and December 31, 2005, respectively, to write-off acquired in-process research and development expenses in conjunction with our acquisitions, as required under generally accepted accounting principles.

    (c) Effective January 1, 2006, we adopted the new accounting pronouncement FAS123R, "Share Based Payments." For the full year 2006, we recorded $8.6 million of expense for stock compensation made to employees, including charges resulting from the adoption of FAS123R. This charge was not required to be recorded in the comparable period of the prior year.




                                                Three Months Ended
                                             -------------------------
Consolidated Statements of Operations               (unaudited)
(In Thousands, Except Per Share Amounts)
                                             December 30, December 31,
                                                 2006         2005

Revenues                                      $  184,069   $  155,197

Operating Costs and Expenses:
  Cost of revenues                                95,459       79,626
  Selling, general and administrative expense     55,195       47,125
  Purchased in-process research and
   development expense                             3,050            -
  Research and development expense                 8,504        8,572
  Restructuring charges                            1,144          808
                                             ------------ ------------
                                                 163,352      136,131

                                             ------------ ------------
Operating Income                                  20,717       19,066
                                             ------------ ------------
Interest Expense, net                               (521)        (863)
Other Expense, net                                  (514)         (54)
                                             ------------ ------------

Income from Continuing Operations Before
 Income Taxes                                     19,682       18,149
Provision for Income Taxes                        (7,915)      (6,443)
                                             ------------ ------------
Income from Continuing Operations                 11,767       11,706
Income from Discontinued Operations (net of
 tax)                                                  -            -
                                             ------------ ------------
Net Income                                    $   11,767   $   11,706
                                             ============ ============

Earnings per Share:
  Basic:
    Continuing Operations                     $      .36   $      .37
    Discontinued Operations                            -            -
                                             ------------ ------------
                                              $      .36   $      .37
                                             ============ ============
  Diluted:
    Continuing Operations                     $      .35   $      .36
    Discontinued Operations                            -            -
                                             ------------ ------------
                                              $      .35   $      .36
                                             ============ ============
Weighted Average Shares Outstanding:
  Basic                                           32,756       31,771

  Diluted                                         33,700       32,756




                                                Twelve Months Ended
                                             -------------------------
Consolidated Statements of Operations               (unaudited)
(In Thousands, Except Per Share Amounts)
                                             December 30, December 31,
                                                 2006         2005

Revenues                                     $   610,416  $   509,974

Operating Costs and Expenses:
  Cost of revenues                               319,324      268,858
  Selling, general and administrative expense    194,933      164,592
  Purchased in-process research and
   development expense                             5,999       34,909
  Research and development expense                35,841       32,283
  Restructuring charges                            2,568        4,573
                                             ------------ ------------
                                                 558,665      505,215

                                             ------------ ------------
Operating Income                                  51,751        4,759
                                             ------------ ------------
Interest Expense, net                             (2,773)      (1,450)
Other Expense, net                                  (730)         (72)
                                             ------------ ------------

Income from Continuing Operations Before
 Income Taxes                                     48,248        3,237
Provision for Income Taxes                       (19,258)     (13,542)
                                             ------------ ------------
Income (Loss) from Continuing Operations          28,990      (10,305)
Income from Discontinued Operations (net of
 tax)                                                  -          536
                                             ------------ ------------
Net Income (Loss)                            $    28,990  $    (9,769)
                                             ============ ============

Earnings (Loss) per Share:
  Basic:
     Continuing Operations                   $       .89  $      (.33)
     Discontinued Operations                           -          .02
                                             ------------ ------------
                                             $       .89  $      (.31)
                                             ============ ============
  Diluted:
     Continuing Operations                   $       .87  $      (.33)
     Discontinued Operations                           -          .02
                                             ------------ ------------
                                             $       .87  $      (.31)
                                             ============ ============
Weighted Average Shares Outstanding:
  Basic                                           32,420       31,430

  Diluted                                         33,298       31,430




VIASYS Healthcare Inc.
Revenues by Business Segment and Geography
(In thousands of dollars)

                       Three Months Ended       Twelve Months Ended
                   ------------------------- -------------------------
                   December 30, December 31, December 30, December 31,
                      2006         2005         2006         2005
                   ------------ ------------ ------------ ------------

Respiratory Care
     Domestic           78,451       56,523      227,004      167,341
     International      52,503       43,298      178,565      144,926
                   ------------ ------------ ------------ ------------
       Total           130,954       99,821      405,569      312,267
                   ------------ ------------ ------------ ------------


NeuroCare
     Domestic           19,451       19,787       74,290       70,550
     International      15,787       15,059       53,173       52,507
                   ------------ ------------ ------------ ------------
       Total            35,238       34,846      127,463      123,057
                   ------------ ------------ ------------ ------------


MedSystems
     Domestic            6,882        7,098       26,564       25,986
     International       2,298        2,048        8,453        6,897
                   ------------ ------------ ------------ ------------
       Total             9,180        9,146       35,017       32,883
                   ------------ ------------ ------------ ------------


Orthopedics
     Domestic            7,663       10,039       35,744       34,732
     International       1,034        1,345        6,623        7,035
                   ------------ ------------ ------------ ------------
       Total             8,697       11,384       42,367       41,767
                   ------------ ------------ ------------ ------------


Total VIASYS
   Domestic            112,447       93,447      363,602      298,609
   International        71,622       61,750      246,814      211,365
                   ------------ ------------ ------------ ------------
   Total               184,069      155,197      610,416      509,974
                   ============ ============ ============ ============


    CONTACT: VIASYS Healthcare Inc.
             Investors:
             Martin P. Galvan, 610-862-0800